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                                                                Exhibit (p)(iii)
                       THE CHARLES SCHWAB FAMILY OF FUNDS
                               SCHWAB INVESTMENTS
                              SCHWAB CAPITAL TRUST
                            SCHWAB ANNUITY PORTFOLIOS

                                POWER OF ATTORNEY


         I, the undersigned trustee and/or officer of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust and Schwab Annuity Portfolios (each a "Trust" and collectively the "Trusts"), and each a Massachusetts business trust, do hereby constitute and appoint Koji Felton, Catherine MacGregor, Richard W. Grant, Tim Levin, and Sean Graber, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me and in my name and the capacity listed below, any and all amendments to the Registration Statement on Form N1-A of each Trust, and to file the same with all exhibits thereto, and other documents in connection thereunder, with the Securities and Exchange Commission, granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

         WITNESS my hand on the date set forth below.


/s/ Gerald B. Smith                                              Date: 1/16/2008
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Gerald B. Smith
Trustee